Exhibit 10.67

December 11, 2003

Fresh Choice, Inc.
2901 Tasman Drive
Suite 109
Santa Clara, CA  95054

Gentlemen:

          The undersigned is the record and beneficial owner of 1,187,906 shares of the Series B Non-Voting Participating Convertible Preferred Stock (the “Series B Preferred”) of Fresh Choice, Inc. (the “Corporation”).  As the owner of Series B Preferred, the undersigned has the right, but not the obligation, under Section 5 of the Certificate of Designation creating the Series B Preferred (the “Series B Certificate”), to convert any or all of its shares the Series B Preferred into either (1) shares of Series A Voting Participating Convertible Preferred Stock of the Corporation (the “Series A Preferred”) or (2) Common Stock of the Corporation (the “Common Stock”), or a combination of Series A Preferred and Common Stock, all in accordance with Section 5 of the Series B Certificate.

          Under the terms of the Certificate of Designation creating the Series A Preferred (the “Series A Certificate”), the holders of the Series A Preferred have the right, but not the obligation, voting as a separate class, to elect a majority of the Board of Directors in accordance with the terms of Section 6 of the Series A Certificate for such period as is specified in the Series A Certificate.

          Pursuant to the terms of this letter agreement, the undersigned hereby agrees, effective as of the date hereof, that the undersigned shall not, notwithstanding the provisions of the Series B certificate, convert any of its shares of Series B Preferred into Series A Preferred.  The foregoing agreement shall be effective until the date on which the undersigned elects to sell, transfer, convey or otherwise dispose of all of its shares of Series B Preferred, or to convert all of its shares of Series B Preferred into Common Stock in accordance with Section 5 of the Series B Certificate, at which time this agreement shall be null and void and of no further force and effect.  Under no circumstances shall this agreement be binding upon, or assignable to, any other person or entity.

December 11, 2003

          In witness of this agreement, the undersigned has caused this letter agreement to be executed on its behalf by the undersigned duly authorized officer of its general partner.

Very truly yours,

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership

BY:	CRESCENT REAL ESTATE
EQUITIES, LTD., a Delaware
Corporation, its sole general partner

	By:	/s/ Jerry R. Crenshaw, Jr.

	Name:	Jerry R. Crenshaw, Jr.
	Title:	Executive Vice President and
Chief Financial Officer